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                                                                    EXHIBIT 10.9


                               AGREEMENT TO DEFER
                         CONVERSION OF PREFERRED STOCKS


                  THIS AGREEMENT, entered into on this 2nd day of April, 2003, is by and among 3CI COMPLETE COMPLIANCE CORPORATION (the "Company"), a Delaware corporation, WASTE SYSTEMS, INC. ("WSI"), a Delaware corporation, and STERICYCLE, INC. ("Stericycle"), a Delaware corporation and the owner of 100% of the capital stock of WSI.

                  WHEREAS, WSI owns 100% of the outstanding shares of the Series B Convertible Preferred Stock, $1.00 par value ("Series B Preferred Stock"), and Series C Convertible Preferred Stock, $1.00 par value ("Series C Preferred Stock" and, together with the Series B Preferred Stock, the "Preferred Stock" or "Preferred Stocks"), of the Company; and

                  WHEREAS, under the terms of the respective Certificates of Designation of the Series B and Series C Preferred Stock on file with the Secretary of State of Delaware, the Preferred Stocks will be automatically converted into shares of the Common Stock, $0.01 par value ("Common Stock"), of the Company on April 6, 2003; and

                  WHEREAS, a disagreement has arisen between WSI and Stericycle, on the one hand, and the Company, on the other hand, regarding the number of shares of Common Stock, $0.01 par value ("Common Stock") of the Company into which the Preferred Stock is convertible (the "Conversion Rate"); and

                  WHEREAS, the 269th Judicial District Court of Harris County, Texas (the "Court") entered a judgment approving the terms of the Settlement Agreement by and between James T. Rash, et al, and Waste Systems, Inc., 3CI Complete Compliance Corporation, et al, dated July 17, 1997, under which the Series B Preferred Stock was approved and issued, and such Court retains jurisdiction for purposes of enforcing the terms of the Settlement Agreement, including the terms of the Series B Preferred Stock; and

                  WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to file a declaratory judgment action with such Court and request the Court to determine the Conversion Rate;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by each party, the parties hereto covenant and agree as follows:

                  1. Deferral of Conversion of Preferred Stocks. Until such time as a Final Determination (defined hereinafter) occurs setting forth the appropriate Conversion Rate:

                           a. Stericycle agrees to cause WSI, and WSI agrees,
                  not to exercise any right WSI may have to convert the Preferred Stocks into Common Stock of the Company;

                           b. The Company, WSI and Stericycle agree that no
                  automatic conversion of the Preferred Stocks shall occur or otherwise be deemed to have occurred, notwithstanding any contrary provision of the respective Certificates of Designation governing the Series B Preferred Stock and Series C Preferred Stock; and




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                           c. The Company, WSI and Stericycle agree that the
                  Company shall not be obligated to, and shall not, issue any Common Stock upon conversion of the Preferred Stocks, and that the Company shall be entitled to and shall direct its transfer agent not to record any issue of Common Stock upon, or on account of, conversion of any of the Preferred Stocks.

                  2. Conversion Upon a Final Determination. On the date on which the Final Determination occurs setting forth the Conversion Rate to be applicable upon conversion of the Preferred Stocks (the "Settled Conversion Rate"):

                           a. The Company, WSI and Stericycle agree that the
                  Series B Preferred Stock and the Series C Preferred Stock (i) shall automatically, without any further action on the part of the parties hereto, be converted into that number of shares of Common Stock as shall be calculated based on the Settled Conversion Rate, and (ii) shall be deemed to have been converted for all purposes effective on and as of April 6, 2003; and

                           b. The Company shall be obligated to and agrees
                  promptly thereafter to direct its transfer agent to issue that number of shares of Common Stock upon conversion of the Preferred Stocks as shall be calculated based on the Settled Conversion Rate, and to deliver to WSI a certificate or certificates, registered in the name of WSI, representing in the aggregate that number of shares of Common Stock.

                  3. Definition of Final Determination. For purposes of this Agreement, a "Final Determination" shall mean that date on which the judicial judgment as to the appropriate Conversion Rate shall become final and nonappealable, in which case such determination of the Court, or such other judicial court as may appropriate or necessary, shall become the Settled Conversion Rate.

                  4. Notices. Any notice, designation, consent, approval or other communication required or permitted to be given pursuant to the provisions of this Agreement ("Notice") shall be given in writing and shall be sent by certified or registered mail, Federal Express, overnight courier, or telecopier, addressed as follows:

If to the Company:                3CI Complete Compliance Corporation
                                  1517 W. North Carrier Parkway
                                  Grand Prairie, Texas 75050
                                  Attention: Jim Cole, Chief Financial Officer
                                  Tel. No.: (972) 375-0006 #316
                                  Fax No.: (972) 602-0576

If to WSI:                        Waste Systems, Inc.
                                  c/o Stericycle, Inc.
                                  28161 North Keith Drive
                                  Lake Forest, Illinois 60045
                                  Attention: Mr. Frank J. M. ten Brink
                                  Tel. No.: (847) 607-2051
                                  Fax No.: (847) 367-9462



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If to Stericycle:                 Stericycle, Inc.
                                  28161 North Keith Drive
                                  Lake Forest, Illinois 60045
                                  Attention: Mr. Frank J. M. ten Brink
                                  Tel. No.: (847) 607-2051
                                  Fax No.: (847) 367-9462

                  Any party may, by Notice given in accordance with the provisions of this Section 4, designate any further or different address to which subsequent Notices shall be sent pursuant to the provisions of this Agreement. Any Notice shall be deemed to have been given on the date such Notice shall have been delivered. If such delivery shall be made on a Saturday, Sunday or holiday, said notice shall be deemed to have been given on the next succeeding business day.

                  5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns, but shall not be assignable by any party hereto without the written consent of all of the other parties hereto. Except for the persons specified in the preceding sentence, this Agreement is not intended to confer on any person not a party hereto any rights or remedies hereunder.

                  6. Governing Law. This Agreement shall be governed by and construed under the law of the State of Texas, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

                  7. Further Assurances. Each of the parties hereto shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or necessary to carry out the intent and purposes of this Agreement and which are not otherwise inconsistent with any of the terms of this Agreement.

                  8. Entire Agreement; Modification or Waiver. This Agreement embodies the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings relating to the subject matter hereof. No amendment, modification or waiver of this Agreement or any provision hereof shall be binding or effective for any purpose unless it is made in a writing signed by all of the parties hereto. No course of dealing between the parties shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay by any party to or any beneficiary of this Agreement in the exercise of any of its or his rights or remedies shall operate as a waiver thereof, and no single or partial exercise by any party to or any beneficiary of this Agreement of any such right or remedy shall preclude any other or further exercise thereof. A waiver of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

                  9. Counterparts. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  10. Interpretation. Headings to sections herein are for convenience of reference only and are not intended to be a part or to affect the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their common intent, and no rule of strict construction will be applied against any party.


                [THE NEXT FOLLOWING PAGE IS THE SIGNATURE PAGE.]



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                  IN WITNESS WHEREOF, the parties have duly executed this
Agreement on the date and year first above written.

                                   3CI COMPLETE COMPLIANCE
                                   CORPORATION



                                   By: /s/ James A. Cole
                                      -----------------------------------------

                                   Its: Chief Financial Officer
                                       ----------------------------------------


                                   WASTE SYSTEMS, INC.



                                   By: /s/ Mark C. Miller
                                      -----------------------------------------

                                   Its: President
                                       ----------------------------------------


                                   STERICYCLE, INC.



                                   By: /s/ Mark C. Miller
                                      -----------------------------------------

                                   Its: President & CEO
                                       ----------------------------------------



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